Exhibit 99.1

PBF Energy Reports First Quarter 2013 Results and Declares Dividend of $0.30 Per Share

PARSIPPANY, N.J.--(BUSINESS WIRE)--May 2, 2013--PBF Energy Inc. (NYSE: PBF) today reported first quarter 2013 operating income of $100.1 million versus an operating loss of $164.1 million for the first quarter of 2012. Adjusted Pro Forma Net Income for the first quarter 2013 was $46.7 million, or $0.48 per share on a fully exchanged, fully diluted basis, as described below, compared to a loss of $122.6 million, or $1.26 per share, for the first quarter 2012. Net income attributable to PBF Energy Inc. for the quarter was $11.4 million.

Adjusted Pro Forma results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company’s tax provision.

Throughput for the quarter averaged approximately 441,600 barrels per day. Throughput in the Mid-continent averaged approximately 122,700 barrels per day and throughput on the East Coast averaged approximately 318,900 barrels per day. Throughput in the first quarter of 2013 was adversely impacted by the unplanned 18-day outage at the Toledo refinery.

For the first quarter 2013, the company’s gross refining margin averaged $9.13 per barrel of throughput, with the Mid-continent contributing $19.50 per barrel and the East Coast contributing $5.14 per barrel. Operating expenses on a company-wide basis were $5.19 per barrel, with the Mid-continent being $5.97 per barrel and the East Coast being $4.89 per barrel.

Tom Nimbley, PBF Energy’s CEO, said, “PBF faced some challenges during the quarter, including the outage at Toledo, narrowing crude oil differentials and increasing costs of compliance with the Renewable Fuels Standard. Despite these headwinds, we continue to believe in our strategy of sourcing the lowest cost feedstocks for our refineries and positioning PBF to benefit from positive market conditions.”

The company’s 70,000 barrel per day double-loop track at Delaware City continues to operate better than originally planned. The ongoing expansion project to double the company’s heavy crude unloading capability to 80,000 barrels per day is expected to be completed during the fourth quarter of this year. Upon completion, PBF Energy will be able to deliver more than 150,000 barrels per day of crude-by-rail directly into the Delaware City refinery. During the first quarter 2013, the company ran approximately 55,000 barrels per day of cost-advantaged crudes though its East Coast system and expects to add to this throughput in the second quarter as it increases deliveries of crude by rail and experiences a full quarter of operations of the double-loop track.

Additionally, PBF Energy has entered into several agreements focused on advancing its crude-by-rail strategy. The company has signed long-term agreements with BNSF Railway and Norfolk Southern for the provision of rail services as PBF seeks to move increased volumes of North American crude across the rail system. PBF has also reached an agreement with Savage to transload Bakken crude oil at Savage’s Trenton, NJ rail facility for delivery to PBF’s East Coast refineries. Furthermore, PBF Energy has signed a new agreement with Trinity for the acquisition of 1,000 additional coiled and insulated railcars. This brings the total expected number of PBF’s railcars to 5,900, including 4,600 coiled and insulated cars. The railcars are scheduled to be delivered over the next eight to ten quarters.

“We continue to invest in our organic rail infrastructure and enter into beneficial commercial arrangements in order to increase our ability to access cost-advantaged North American crude oils,” continued Mr. Nimbley. “With our recently announced supply agreement for Bakken crude oil with Continental Resources and our arrangements with the rail companies, PBF has effectively established a rail pipeline for crude direct from the producers to our refineries on the East Coast. We believe that by providing our refineries with the most economic crude slates, we will maximize the earnings potential of our assets.”

PBF Energy Inc. Declares Dividend

The company announced today that it will pay a quarterly dividend of $0.30 per share of Class A common stock on June 7, 2013 to holders of record as of May 21, 2013.

“PBF’s Board of Directors approval of a $0.30 dividend for the quarter represents continuing confidence in the earnings power of the company and also PBF’s commitment to returning value to stockholders,” concluded Mr. Nimbley.

Conference Call Information

PBF Energy’s senior management will hold a conference call at 1:00 p.m. ET, Thursday, May 2, 2013, to discuss its earnings results and provide an update on company operations. Callers may listen to the live presentation, which will be followed by a question and answer segment, by dialing 1-877-474-9506 and the passcode 20419613. A live webcast of the conference call will also be available on the company's web site at http://www.pbfenergy.com.

Non-GAAP Measures

This earnings release includes non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Pro Forma Net Income (Loss), Adjusted Pro Forma Net Income (Loss) per fully exchanged, fully diluted share, gross refining margin, gross refining margin per barrel of throughput, EBITDA (Earnings before Income Taxes, Depreciation and Amortization) and Adjusted EBITDA. PBF Energy Inc. believes that non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF Energy Inc.’s non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Forward-Looking Statements

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the company’s (PBF Energy Inc. and subsidiaries) control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the company’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements speak only as of the date hereof. The company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.

PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey and Toledo, Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally sensitive manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share data)

	Three Months Ended
	March 31,
	2013	2012

Revenues	$4,797,847	$4,716,106

Costs and expenses:
Cost of sales, excluding depreciation	4,435,101	4,660,193
Operating expenses, excluding depreciation	206,015	188,143
General and administrative expenses	30,094	13,814
Gain on sale of assets	-	(2,503)
Depreciation and amortization expense	26,532	20,542
	4,697,742	4,880,189

Income (loss) from operations	100,105	(164,083)

Other income (expense)
Change in fair value of contingent consideration	-	(692)
Change in fair value of catalyst lease	(1,339)	(6,348)
Interest expense, net	(21,611)	(31,408)
Income before income taxes	77,155	(202,531)
Income tax expense	(7,444)	-
Net income (loss)	$69,711	$(202,531)
Less: net income attributable to noncontrolling
and former controlling interest	58,305
Net income attributable to PBF Energy Inc.	$11,406

Net income available to Class A common
stock per share:
Basic	$0.48
Diluted	$0.48
Weighted-average shares outstanding-basic	23,589,687
Weighted-average shares outstanding-diluted	97,415,576

Dividends per share	$0.30

Adjusted pro forma net income (loss) and adjusted
pro forma net income (loss) per fully exchanged,
fully diluted shares outstanding(1):
Adjusted pro forma net income	$46,686	$(122,552)
Adjusted pro forma net income per fully
exchanged, fully diluted share	$0.48	$(1.26)
Pro forma shares outstanding -diluted	97,415,576	97,415,576

(1)

Adjusted pro forma net income (loss) and adjusted pro forma net income (loss) per fully exchanged, fully diluted shares outstanding are non-GAAP measures. Refer to the "Reconciliation of Amounts Reported Under U.S. GAAP - Adjusted Pro Forma Net Income" table provided for additional information, including our rationale for the use of this non-GAAP measure.

PBF ENERGY INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in thousands)

	March 31,	December 31,
	2013	2012
Balance Sheet Data:
Cash and cash equivalents	$404,088	$285,884
Inventories	$1,450,518	$1,497,119
Total assets	$4,509,073	$4,253,702
Total long-term debt	$727,548	$729,980
Total equity	$1,761,407	$1,723,545

Total debt to capitalization ratio	29%	30%
Net debt to capitalization ratio	16%	20%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in thousands)

	Three months ended March 31,
	2013	2012
Cash flows from (used by) operations	$211,066	$(268,701)
Cash flows used in investing activities	(59,153)	(39,116)
Cash flows (used in) provided by
financing activities	(33,709)	263,906
Net increase (decrease) in cash and
cash equivalents	118,204	(43,911)
Cash and equivalents, beginning of period	285,884	50,166
Cash and equivalents, end of period	$404,088	$6,255

PBF ENERGY INC. AND SUBSIDIARIES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended
	March 31,
Market Indicators (dollars per barrel)(1)	2013	2012
Dated Brent Crude	$112.57	$118.60
West Texas Intermediate (WTI) crude oil	$94.29	$103.10
Crack Spreads
Dated Brent (NYH) 2-1-1	$12.79	$10.62
WTI (Chicago) 4-3-1	$26.09	$19.55
Crude Oil Differentials
Dated Brent (foreign) less WTI	$18.28	$15.50
Dated Brent less Maya (heavy, sour)	$9.86	$9.57
Dated Brent less WTS (sour)	$24.61	$19.17
Dated Brent less ASCI (sour)	$3.66	$3.29
WTI less WCS (heavy, sour)	$26.62	$26.53
WTI less Bakken (light, sweet)	$1.90	$12.48
WTI less Syncrude (light, sweet)	$(3.33)	$7.38
Natural gas (dollars per MMBTU)	$3.48	$2.50

(1) As reported by Platts.

Key Operating Information
Production (barrels per day ("bpd") in thousands)	440.3	419.0
Crude oil and feedstocks throughput (bpd in thousands)	441.6	423.5
Total crude oil and feedstocks throughput (millions of barrels)	39.7	38.5
Gross refining margin per barrel of throughput(2)	$9.13	$1.45
Operating expense per barrel of throughput(3)	$5.19	$4.88
Crude and feedstocks (% of total throughput)(4):
Heavy	15%	20%
Medium	47%	49%
Light	30%	24%
Other feedstocks and blends	8%	7%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	46%	47%
Distillates and distillate blendstocks	38%	37%
Lubes	2%	2%
Chemicals	3%	2%
Other	11%	12%
Total yield	100%	100%

(2)

Gross refining margin per barrel of throughput is a non-GAAP measure. We define it as gross margin, plus refinery operating expenses and depreciation and amortization, divided by total crude and feedstocks throughput. You should refer to the "Reconciliation of Amounts Reported Under U.S. GAAP - Gross Refining Margin/Gross Refining Margin per Barrel of Throughput" provided below for additional information, including our rationale for the use of this non-GAAP measure.

(3)	Represents refinery operating expenses, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(4)

We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.

PBF ENERGY INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited, amounts in thousands except as indicated)

	Three Months Ended
	March 31,
	2013	2012
Supplemental Operating Information - East Coast (Delaware City and Paulsboro)
Production (barrels per day ("bpd") in thousands)	316.9	291.7
Crude oil and feedstocks throughput (bpd in thousands)	318.9	295.5
Total crude oil and feedstocks throughput (millions of barrels)	28.7	26.9
Crude and feedstocks (% of total throughput) (1):
Heavy	21%	29%
Medium	53%	54%
Light	15%	7%
Other feedstocks and blends	11%	10%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	45%	44%
Distillates and distillate blendstocks	38%	38%
Lubes	3%	3%
Chemicals	2%	1%
Other	12%	14%
Total yield	100%	100%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	123.4	127.3
Crude oil and feedstocks throughput (bpd in thousands)	122.7	128.0
Total crude oil and feedstocks throughput (millions of barrels)	11.0	11.6
Crude and feedstocks (% of total throughput) (1):
Heavy	0%	0%
Medium	31%	37%
Light	67%	63%
Other feedstocks and blends	2%	0%
Total throughput	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	50%	54%
Distillates and distillate blendstocks	36%	33%
Lubes	0%	0%
Chemicals	4%	5%
Other	10%	8%
Total yield	100%	100%

(1)

We define heavy crude oil as crude oil with an American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with an API gravity between 24 and 35 degrees. We define light crude oil as crude oil with an API gravity higher than 35 degrees.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
ADJUSTED PRO FORMA NET INCOME
(Unaudited, in thousands, except share data)

	Three Months Ended
	March 31
	2013	2012

Pro forma net income
Net income (loss) attributable to PBF Energy Inc.	$11,406	$-
Add: Net income (loss) attributable to the noncontrolling interest(1)	58,305	(202,531)
Less: Income tax (expense) benefit(2)	(23,025)	79,979
Adjusted pro forma net income (loss)	$46,686	$(122,552)

Pro forma shares outstanding - diluted(3)	97,415,576	97,415,576

Adjusted pro forma net income (loss) per fully
exchanged, fully diluted shares outstanding	$0.48	$(1.26)

(1)

Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC other than PBF Energy Inc. as if such members had fully exchanged their Series A Units for shares of the company's Class A common stock.

(2)

Represents an adjustment to reflect the company's current effective corporate tax rate of approximately 39.49% applied to all periods presented.  The adjustment assumes the full exchange of existing PBF Energy Company LLC Series A Units as described in (1) above.

(3)

Represents the weighted-average fully diluted shares outstanding assuming the exchange of all PBF Energy Company LLC Series A Units and common stock equivalents for units of PBF LLC Series A Units and shares of PBF Energy Inc. Class A common stock as calculated under the treasury stock method for the three month period ended March 31, 2013.

Non-GAAP Financial Measures

Adjusted Pro Forma information is presented in the table above as management believes that these Pro Forma measures when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare the company’s results across the periods presented and facilitates an understanding of the company’s operating results. The company also uses this measure to evaluate its operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are explained in the footnotes to the table above.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT
(Unaudited, in thousands, except per barrel amounts)

	Three Months Ended		Three Months Ended
	March 31, 2013		March 31, 2012
		per barrel of		per barrel of
	$	throughput	$	throughput
Reconciliation of gross margin to gross
refining margin:
Gross margin	$133,022	$3.34	$(151,221)	$(3.92)
Add: refinery operating expense	206,015	$5.19	188,143	$4.88
Add: refinery depreciation	23,709	$0.60	18,991	$0.49
Gross refining margin	$362,746	$9.13	$55,913	$1.45

Non-GAAP Financial Measures

Gross refining margin is a non-GAAP measure because it excludes refinery operating expenses and depreciation and amortization. We believe it is an important measure of operating performance and provides useful information to investors because it is a better metric comparison to the industry refining margin benchmarks shown in the Market Indicators table above, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner.

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended
	March 31
	2013	2012

Reconciliation of net income (loss) to EBITDA
Net income (loss)	$69,711	$(202,531)
Add: Depreciation and amortization expense	26,532	20,542
Add: Interest expense, net	21,611	31,408
Add: Income tax expense	7,444	-
EBITDA	$125,298	$(150,581)

Reconciliation of EBITDA to Adjusted EBITDA
EBITDA	$125,298	$(150,581)
Add: Stock based compensation	1,020	507
Add: Non-cash change in fair value of catalyst
lease obligations	1,339	6,348
Add: Non-cash change in fair value of contingent
consideration	-	692
Add: Non-cash change in fair value of inventory
repurchase obligations	(11,042)	(6,921)
Add: Non-cash deferral of gross profit on
finished product sales	(7,534)	(5,770)
Adjusted EBITDA	$109,081	$(155,725)

Non-GAAP Financial Measures

EBITDA (Earnings before Income Taxes, Depreciation and Amortization) and Adjusted EBITDA, as presented in the tables above, are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. We use these non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP.

In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

CONTACT:
PBF Energy Inc.
Colin Murray (investors), 973-455-7578
ir@pbfenergy.com
or
Michael C. Karlovich (media), 973-455-8994
mediarelations@pbfenergy.com